               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                       REX STORES CORPORATION
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                              [Logo of Rex Stores]

                             REX STORES CORPORATION
                               2875 NEEDMORE ROAD
                               DAYTON, OHIO 45414

                              -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 29, 2003

    The Annual Meeting of Shareholders of REX Stores Corporation will be held at the Dayton Racquet Club, Kettering Tower, Dayton, Ohio on Thursday, May 29, 2003, at 2:00 p.m., for the following purposes:

        1. Election of six members to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

        2. Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Only shareholders of record at the close of business on April 24, 2003 will be entitled to notice of and to vote at the Annual Meeting.

    All shareholders are cordially invited to attend the Annual Meeting in person.

                                          By Order of the Board of Directors

                                          Edward M. Kress
                                          EDWARD M. KRESS
                                          Secretary

Dayton, Ohio
May 1, 2003

       -----------------------------------------------------------------
       WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
       -----------------------------------------------------------------

                             REX STORES CORPORATION
                               2875 NEEDMORE ROAD
                               DAYTON, OHIO 45414

                           --------------------------
                                PROXY STATEMENT
                           --------------------------

                                  MAILING DATE
                                  MAY 1, 2003

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of REX Stores Corporation, a Delaware corporation (the 'Company'), for use for the purposes set forth herein at its Annual Meeting of Shareholders to be held on May 29, 2003 and any adjournments thereof. All properly executed proxies will be voted as directed by the shareholder on the proxy card. If no direction is given, proxies will be voted in accordance with the Board of Directors' recommendations and, in the discretion of the proxy holders, in the transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof. Any proxy may be revoked by a shareholder by delivering written notice of revocation to the Company or in person at the Annual Meeting at any time prior to the voting thereof.

    The Company has one class of stock outstanding, namely Common Stock, $.01 par value, of which there were 10,815,940 shares outstanding as of April 24, 2003. Only holders of Common Stock whose names appeared of record on the books of the Company at the close of business on April 24, 2003 are entitled to notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote per share.

    A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Directors are elected by a plurality of the votes cast by the holders of Common Stock at a meeting at which a quorum is present. Abstentions and broker non-votes will not be counted toward a nominee's achievement of a plurality and thus will have no effect. A broker non-vote occurs when a broker submits a proxy that indicates the broker does not have discretionary authority to vote the shares on a particular matter.

FISCAL YEAR

    All references in this Proxy Statement to a particular fiscal year are to the Company's fiscal year ended January 31. For example, 'fiscal 2002' means the period February 1, 2002 to January 31, 2003.

                             ELECTION OF DIRECTORS

    Six directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless otherwise directed, it is the intention of the persons named in the accompanying proxy to vote each proxy for the election of the nominees listed below. All nominees are presently directors of the Company.

    Alexander Schwartz, Jr., a director since 2001, passed away in January 2003. The Board of Directors will miss the business acumen, experience and insight Mr. Schwartz brought to the Board. Following his death, Charles Elcan was appointed to serve the remainder of Mr. Schwartz' unexpired term and will stand for election at the Annual Meeting.

    If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxy holders will vote for the election of such substitute nominee as the Board of Directors may recommend. The Company and the Board of Directors have no reason to believe that any substitute nominee will be required.

    Set forth below is certain information with respect to the nominees for director.

    STUART ROSE, 48, has been the Chairman of the Board and Chief Executive Officer of the Company since its incorporation in 1984 as a holding company to succeed to the ownership of Rex Radio and Television, Inc., Kelly & Cohen Appliances, Inc. and Stereo Town, Inc. Prior to 1984, Mr. Rose was Chairman of the Board and Chief Executive Officer of Rex Radio and Television, Inc., which he founded in 1980 to acquire the stock of a corporation which operated four retail stores.

    LAWRENCE TOMCHIN, 75, has been the President and Chief Operating Officer of the Company since 1990. From 1984 to 1990, he was the Executive Vice President and Chief Operating Officer of the Company. Mr. Tomchin has been a director since 1984. Mr. Tomchin was Vice President and General Manager of the corporation which was acquired by Rex Radio and Television, Inc. in 1980 and served as Executive Vice President of Rex Radio and Television, Inc. after the acquisition.

    ROBERT DAVIDOFF, 76, has been a director since 1984. Mr. Davidoff has been employed by Carl Marks & Co., Inc., an investment banking firm, since 1950 and currently is Vice President in charge of corporate finance. Mr. Davidoff is also a director of Hubco Exploration, Inc., Marisa Christina, Inc. and Aquis Communications Group, Inc.

    EDWARD KRESS, 53, has been the Secretary of the Company since 1984 and a director since 1985. Mr. Kress has been a partner of the law firm of Chernesky, Heyman & Kress P.L.L., counsel for the Company, since 1988. From 1985 to 1988, Mr. Kress was a member of the law firm of Smith & Schnacke. Mr. Kress has practiced law in Dayton, Ohio since 1974.

    LEE FISHER, 51, has been a director since 1996. Mr. Fisher is the President and Chief Executive Officer of the Center for Families and Children, a private nonprofit human services organization. Mr. Fisher was a partner of the law firm of Hahn Loeser & Parks LLP from 1995 to 1999. Mr. Fisher served as Ohio Attorney General from 1991 to 1995, State Senator, Ohio General Assembly, from 1983 to 1991, and State Representative, Ohio General Assembly, from 1981 to 1983. Mr. Fisher practiced law with Hahn Loeser & Parks from 1978 to 1991. Mr. Fisher is also a director of OfficeMax, Inc.

    CHARLES ELCAN, 39, is the Chief Executive Officer and Chairman of MedCap Properties, LLC, a real estate company located in Nashville, Tennessee that owns, operates and develops real estate in the healthcare field. From 1992 to 1997, Mr. Elcan was a founder and investor in Behavioral Healthcare

Corporation (now Ardent Health Services), a healthcare company that owns and operates psychiatric and acute care hospitals.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors held three meetings and took action by unanimous written consent two times during the fiscal year ended January 31, 2003. Each incumbent director attended all meetings of the Board of Directors and Board Committees on which he served.

    The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. The Board has no nominating committee.

    The Executive Committee (of which Messrs. Rose and Tomchin are members) is empowered to exercise all the powers and authority of the Board of Directors between meetings of the Board, other than the power to fill vacancies on the Board or on any Board committee and the power to declare dividends. The Executive Committee met informally throughout the year and took formal action by unanimous written consent five times during fiscal 2002.

    The Audit Committee (of which Messrs. Davidoff and Fisher are members) meets with Company personnel and with representatives of the Company's independent public accountants to review the financial statements, internal controls, financial reporting and the audit process. The committee also annually recommends to the Board of Directors the appointment of independent public accountants. See 'Audit Committee Report.' The Audit Committee met six times and took action by unanimous written consent one time during fiscal 2002.

    The Compensation Committee (of which Messrs. Davidoff and Fisher are members) establishes the Company's executive compensation policies and administers the Company's stock option plans. See 'Compensation Committee Report on Executive Compensation.' The Compensation Committee met two times and took action by unanimous written consent two times during fiscal 2002.

    Mr. Schwartz was a member of the Audit Committee and the Compensation Committee during fiscal 2002. It is expected that Mr. Elcan will be appointed to the Audit and Compensation Committees following the Annual Meeting.

DIRECTOR COMPENSATION

    Directors who are not officers or employees of the Company may receive a fee of up to $1,000 plus reasonable expenses for each meeting of the Board attended.

    Nonemployee directors are eligible to receive grants of stock options under the Company's 1995 and 1999 Omnibus Stock Incentive Plans. Under the Plans, on the date of each annual meeting of the Company's shareholders, each nonemployee director is awarded a nonqualified stock option to purchase a number of shares of Common Stock such that the exercise price of the option multiplied by the number of shares subject to the option is as near as possible to $100,000, but in no event more than 10,000 shares. The exercise price of each nonqualified option is the fair market value of the Common Stock on the date of grant. The options are exercisable in five equal annual installments commencing on the first anniversary of the date of grant and expire ten years from the date of grant. For fiscal 2002, each nonemployee director was granted an option to purchase 6,234 shares at an exercise price of $16.04 per share.

AUDIT COMMITTEE REPORT

    The Audit Committee is comprised of nonemployee directors who meet the independence and financial experience requirements of the New York Stock Exchange. The Audit Committee operates under a written charter, a copy of which was attached to the Proxy Statement for the 2001 Annual Meeting as Appendix A.

    Management has the primary responsibility for the financial statements and the reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the auditors' written disclosures required by the Independence Standards Board.

    The Committee also discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2003 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          ROBERT DAVIDOFF
                                          LEE FISHER

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer, and to each of the other executive officers of the Company whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years.

    All information concerning stock options in the following tables reflects 3-for-2 stock splits in August 2001 and February 2002.

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                      ------------
                                                                         AWARDS
                                                                      ------------
                                              ANNUAL COMPENSATION      SECURITIES
              NAME AND                       ----------------------    UNDERLYING         ALL OTHER
         PRINCIPAL POSITION           YEAR   SALARY ($)   BONUS ($)   OPTIONS (#)    COMPENSATION ($)(1)
         ------------------           ----   ----------   ---------   -----------    -------------------
Stuart Rose ........................  2002    154,500      882,800            --              --
  Chairman of the Board and Chief     2001    154,500      792,000     1,125,000              --
  Executive Officer                   2000    154,500      653,000        22,500              --

Lawrence Tomchin ...................  2002    154,500      412,700            --              --
  President and Chief Operating       2001    154,500      370,000       337,500              --
  Officer                             2000    154,500      305,000        22,500              --

Douglas Bruggeman ..................  2002    137,500       46,200        35,000             200
  Vice President -- Finance and       2001    129,737       41,300        56,250             200
  Treasurer                           2000    123,825       35,550        22,500             200

---------

(1) Amounts in this column represent employer matching contributions on behalf of the named executive under the Company's Profit Sharing Plan.

EMPLOYMENT AGREEMENTS

    Stuart Rose and Lawrence Tomchin have entered into Employment Agreements with Rex Radio and Television, Inc. The Agreements provide that Mr. Rose and Mr. Tomchin are each entitled to an annual salary of $154,500, a cash bonus at the discretion of the Board of Directors, participation in all employee benefit plans and reimbursement for business expenses. Each Agreement is for a term of three years commencing January 1, 2000 and is automatically renewed for additional one-year terms until Mr. Rose's or Mr. Tomchin's resignation, death, total disability or termination of employment for cause, unless earlier terminated by either party upon 180 days written notice. Effective April 17, 2001, Messrs. Rose and Tomchin each entered into new Employment Agreements on the same terms as their previous Agreements for a three-year term commencing January 1, 2003 through December 31, 2005.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning individual grants of stock options made to the named executive officers during the fiscal year ended January 31, 2003.

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF
                                                                                                STOCK PRICE
                                                                                               APPRECIATION
                                                    INDIVIDUAL GRANTS                         FOR OPTION TERM
                                 -------------------------------------------------------   ---------------------
                                  NUMBER OF         % OF TOTAL
                                 SECURITIES          OPTIONS
                                 UNDERLYING         GRANTED TO     EXERCISE
                                   OPTIONS         EMPLOYEES IN     PRICE     EXPIRATION
             NAME                GRANTED (#)       FISCAL YEAR      ($/SH)       DATE       5% ($)      10% ($)
             ----                -----------       -----------      ------       ----       ------      -------
Stuart Rose....................          --              --             --          --           --          --
Lawrence Tomchin...............          --              --             --          --           --          --
Douglas Bruggeman..............      35,000(1)         10.6         14.745     4/30/12      324,557     822,491

---------

(1) Nonqualified options granted pursuant to the Company's 1999 Omnibus Stock Incentive Plan. These options become exercisable in five cumulative installments of 20% on each anniversary of the date of grant. The date of grant was April 30, 2002.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information concerning each exercise of stock options during fiscal 2002 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                   SHARES                            OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                  ACQUIRED                             YEAR-END (#)             FISCAL YEAR-END ($)(1)
                                     ON             VALUE       ---------------------------   ---------------------------
             NAME               EXERCISE (#)    REALIZED ($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----               ------------    ------------    -----------   -------------   -----------   -------------
Stuart Rose...................     232,000        2,280,953      2,018,000      1,158,750     10,076,690      2,498,108
Lawrence Tomchin..............      91,752          777,749        776,500        371,250      3,769,810        820,733
Douglas Bruggeman.............          --               --        154,215        113,750        766,004        197,708

---------

(1) Unexercised options were in-the-money if the fair market value of the underlying shares exceeded the exercise price of the option at January 31, 2003.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                       NUMBER OF SECURITIES
                                                                                        REMAINING AVAILABLE
                                                                                        FOR FUTURE ISSUANCE
                                        NUMBER OF SECURITIES                               UNDER EQUITY
                                          TO BE ISSUED UPON       WEIGHTED-AVERAGE      COMPENSATION PLANS
                                             EXERCISE OF         EXERCISE PRICE OF     (EXCLUDING SECURITIES
                                        OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,       REFLECTED IN
                                         WARRANTS AND RIGHTS    WARRANTS AND RIGHTS         COLUMN(a))
            PLAN CATEGORY                        (a)                    (b)                     (c)
            -------------               ---------------------   --------------------   ---------------------
Equity compensation plans approved by
  security holders(1).................        2,108,326                $5.57                   107,111
Equity compensation plans not approved
  by security holders(2)..............        4,627,268                $7.41                 2,627,073
                                              ---------                -----                 ---------
    Total.............................        6,735,594                $6.83                 2,734,184
                                              ---------                -----                 ---------
                                              ---------                -----                 ---------

                                                        (footnotes on next page)

(footnotes from previous page)

(1) Includes the Company's 1995 Omnibus Stock Incentive Plan.

(2) Includes the Company's 1999 Omnibus Stock Incentive Plan, the 1998 Nonqualified Executive Stock Options and the 2001 Nonqualified Executive Stock Options.

    Under the 1999 Omnibus Plan, the Company may grant to officers and key employees awards in the form of nonqualified stock options, stock appreciation rights, restricted stock, other stock-based awards and cash incentive awards. The 1999 Omnibus Plan also provides for yearly grants of nonqualified stock options to directors who are not employees of the Company. The exercise price of each option must be at least 100% of the fair market value of the Common Stock on the date of grant. A maximum of 4,500,000 shares are authorized for issuance under the 1999 Omnibus Plan, of which 2,627,073 shares remain available for issuance.

    The 1998 Nonqualified Executive Stock Options and the 2001 Nonqualified Executive Stock Options are individual compensation arrangements. On
    October 14, 1998, nonqualified stock options for 1,462,500 shares were granted to Messrs. Rose and Tomchin at an exercise price of $4.42 per share, which represented the market price on the date of grant, in connection with their entering into three year employment agreements. These options are fully exercisable and outstanding. On April 17, 2001, nonqualified stock options for 1,462,500 shares were granted to Messrs. Rose and Tomchin at an exercise price of $8.01 per share, which represented the market price on the date of grant, in connection with their entering into new three year employment agreements. These options become exercisable in one-third increments on December 31, 2003, 2004 and 2005.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors was comprised during fiscal 2002 of Robert Davidoff, Lee Fisher and Alexander Schwartz, Jr., all outside directors of the Company. This Committee establishes policies relating to compensation of executive officers of the Company and administers the Company's 1995 and 1999 Omnibus Stock Incentive Plans.

EXECUTIVE COMPENSATION POLICIES

    The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate base salary with annual bonuses based upon corporate and individual performance, supplemented with long-term equity-based incentive awards.

    Base salary is intended to be set at a level below the base salaries paid to executives of similarly-sized companies within the industry and the peer group. Salaries for executive officers are reviewed by the Committee on an annual basis, subject to the terms of any existing employment agreements.

    Annual bonuses are intended to comprise a substantial portion of each senior executive officer's annual cash compensation and are based upon corporate financial performance. For fiscal 2002, to reflect tax savings realized from the Company's investments generating income tax credits, the Committee established the amount of the Company's after-tax earnings as a percentage of net sales (the 'After-Tax Earnings Percentage') as the performance measure for determining senior executives' bonuses. Annual bonuses for the executive officers other than senior executives are established by the Chief Executive Officer based on his assessment of the individual's performance.

    Long-term incentive awards are made in the form of annual grants of incentive stock options and nonqualified stock options pursuant to the Omnibus Plans. Stock appreciation rights, restricted stock and other stock-based awards may also be granted under the Plans. The Committee feels that stock options and other stock-based awards are an effective long-term incentive for executive officers to create value for shareholders, since their value bears a direct relationship to the Company's stock price. Stock options are granted at the fair market value of the underlying shares at the date of grant (unless otherwise required by applicable law), and generally vest in installments over multiple years. During fiscal 2002, nonqualified stock options were granted under the 1999 Omnibus Plan to 67 employees, including one executive officer, based primarily on the individual's contribution to the Company's growth and profitability.

CEO COMPENSATION

    Stuart Rose, the Chairman and Chief Executive Officer of the Company, received a base salary of $154,500 in fiscal 2002 pursuant to the terms of his employment agreement.

    Mr. Rose earned a cash bonus of $882,800 for fiscal 2002, compared to his fiscal 2001 cash bonus of $792,000. This increase was based on the fiscal 2002 After-Tax Earnings Percentage of 5.35% (compared to the fiscal 2001 After-Tax Earnings Percentage of 4.80%). In determining Mr. Rose's cash bonus, the Committee utilized a measure of a $165,000 cash bonus for each After-Tax Earnings Percentage point.

INTERNAL REVENUE CODE SECTION 162(m)

    Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to a public company for compensation paid in excess of $1 million in any taxable year to the corporation's chief executive officer or any of its other named executive officers in the proxy statement. Based on past compensation levels and the present structure of the Company's compensation programs, the annual compensation paid to the Company's executive officers has not exceeded or otherwise been subject to the deduction limitation, other than with the possible exception of the nonqualified executive stock options granted in 1993, 1998 and 2001 and the nonqualified stock options granted under the 1999 Omnibus Plan. Depending upon the number of options exercised by an executive officer in a particular year and the value of the underlying shares at that time, exercise of the 1993, 1998 or 2001 nonqualified executive stock options or the nonqualified options granted under the 1999 Omnibus Plan could result in the individual's annual compensation exceeding the $1 million deduction limitation. For fiscal 2002, a portion of Mr. Rose's compensation from salary and bonus exceeded the $1 million deduction limitation.

                                          COMPENSATION COMMITTEE

                                          ROBERT DAVIDOFF
                                          LEE FISHER

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Stock Index and a peer index comprised of three selected publicly traded consumer electronics retailers (*) for the period commencing January 31, 1998 and ended January 31, 2003. The graph assumes an investment of $100 in the Company's Common Stock and each index on January 31, 1998 and reinvestment of all dividends.


                                  REX STORES CORPORATION
                         Comparison of Five Year Cumulative Total Return
                        (REX Stores Corporation, S&P 500 and Peer Group)

                                           1998     1999       2000      2001        2002        2003
                                           ----     ----       ----      ----        ----        ----
REX Stores Corporation   Cum $           $100.00    $124.07   $151.85   $196.94     $436.30     $225.33

S&P 500                  Cum $           $100.00    $132.49   $146.20   $144.88     $121.49      $93.53

Peer Group Only          Cum $           $100.00    $137.45   $257.50   $252.25     $261.81      $66.51



---------

* The peer group is comprised of The Good Guys, Inc., Tweeter Home Entertainment Group, Inc. and Ultimate Electronics, Inc. The peer group used in prior years included Sound Advice, Inc. In 2001 Sound Advice was merged into and became a wholly-owned subsidiary of Tweeter Home Entertainment Group, Inc., which has replaced Sound Advice in the peer group. Tweeter went public in June 1998. Peer group return reflects Tweeter return from that date forward.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth, as of April 24, 2003 (the record date for the Annual Meeting), certain information with respect to the beneficial ownership of the Company's Common Stock by each director and nominee for director of the Company, each executive officer of the Company, all directors and executive officers of the Company as a group and those persons or groups known by the Company to own more than 5% of the Company's Common Stock.

    For purposes of this table, a person is considered to 'beneficially own' any shares if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has (or has the right to acquire within 60 days after April 24, 2003) sole or shared power (i) to vote or to direct the voting of such shares or (ii) to dispose or to direct the disposition of such shares. Unless otherwise indicated, voting power and investment power are exercised solely by the named person or shared with members of his household.

                                                                   COMMON STOCK
                                                                BENEFICIALLY OWNED
                                                              ----------------------
                      NAME AND ADDRESS                         NUMBER     PERCENT(1)
                      ----------------                         ------     ----------
Stuart Rose(2)..............................................  3,650,248      28.4%
  2875 Needmore Road
  Dayton, Ohio 45414
Lawrence Tomchin(3) ........................................    852,076       7.3%
  2875 Needmore Road
  Dayton, Ohio 45414
Robert Davidoff(4) .........................................    271,016       2.5%
  135 East 57th Street, 27th Floor
  New York, New York 10022
Edward Kress(5) ............................................    159,305       1.5%
  1100 Courthouse Plaza S.W.
  Dayton, Ohio 45402
Lee Fisher(6) ..............................................     35,505      *
  Western Reserve Building
  1468 West 9th Street
  Cleveland, Ohio 44113
Charles Elcan ..............................................         --      *
  508 Belle Meade Blvd.
  Nashville, Tennessee 37205
Douglas Bruggeman(7) .......................................    196,465       1.8%
  2875 Needmore Road
  Dayton, Ohio 45414
All directors and executive officers as a group
  (7 persons)(8)............................................  5,164,615      36.7%
FMR Corp.(9)  ..............................................  1,400,000      12.9%
  82 Devonshire Street
  Boston, Massachusetts 02109
Vanguard Horizon Funds -- Vanguard Capital
  Opportunity Fund(10)......................................  1,125,000      10.4%
  Post Office Box 2600
  Valley Forge, Pennsylvania 19482

                                                  (table continued on next page)

(table continued from previous page)

                                                                   COMMON STOCK
                                                                BENEFICIALLY OWNED
                                                              ----------------------
                      NAME AND ADDRESS                         NUMBER     PERCENT(1)
                      ----------------                         ------     ----------
Dimensional Fund Advisors Inc.(11) .........................    928,225       8.6%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
Royce & Associates, LLC(12).................................    692,700       6.4%
  1414 Avenue of the Americas
  New York, New York 10019
Investment Counselors of Maryland, LLC(13)..................    642,300       5.9%
  803 Cathedral Street
  Baltimore, Maryland 21201-5297

---------

   * One percent or less.

 (1) Percentages are calculated on the basis of the number of shares outstanding on April 24, 2003 plus the number of shares issuable upon the exercise of options held by the person or group which are exercisable within 60 days after April 24, 2003.

 (2) Includes (i) 426,085 shares held by the Stuart Rose Family Foundation, an Ohio nonprofit corporation of which Mr. Rose is the sole member, chief executive officer and one of three members of the board of trustees, the other two being members of his immediate family and (ii) 2,038,250 shares issuable upon the exercise of options.

 (3) Includes 1,254 shares held by Mr. Tomchin's wife and 796,750 shares issuable upon the exercise of options.

 (4) Includes 88,244 shares issuable upon the exercise of options.

 (5) Includes 20,160 shares held by Mr. Kress as co-trustee of two trusts with respect to which Mr. Kress has shared voting and investment power, 4,775 shares held by Mr. Kress as trustee of two trusts for the benefit of his children and 88,244 shares issuable upon the exercise of options.

 (6) Includes 35,505 shares issuable upon the exercise of options.

 (7) Includes 192,715 shares issuable upon the exercise of options.

 (8) Includes 3,239,708 shares issuable upon the exercise of options.

 (9) Based on a Schedule 13G filing dated February 14, 2003. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 1,400,000 shares of Common Stock of the Company as a result of acting as investment adviser to various registered investment companies. One investment company, Fidelity Low Priced Stock Fund, owns 1,400,000 shares. Edward C. Johnson 3d (Chairman of FMR Corp.), FMR Corp., through its control of Fidelity Management & Research Company, and the funds each has sole power to dispose of the 1,400,000 shares owned by the funds, while the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds resides with the funds' boards of trustees.

(10) Based on a Schedule 13G filed February 12, 2002, adjusted to reflect a 3-for-2 stock split in February 2002. Vanguard Capital Opportunity Fund, a registered investment company, has sole
                                              (footnotes continued on next page)

(footnotes continued from previous page)

     power to vote or direct the voting and shared power to dispose or direct the disposition of 1,125,000 shares. PRIMECAP Management Company, a registered investment adviser who provides investment management services for the Vanguard Capital Opportunity Fund, filed a Schedule 13G dated September 30, 2002 showing it has sole power to dispose of 1,125,000 shares. The Company believes these are the same 1,125,000 shares reported as beneficially owned by the Fund.

(11) Based on a Schedule 13G filing dated February 13, 2003. Dimensional Fund Advisors Inc., a registered investment adviser, furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment adviser or manager, Dimensional Fund Advisors Inc. has sole power to vote and dispose of 928,225 shares owned by these funds. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares.

(12) Based on a Schedule 13G filing dated February 5, 2003. Royce & Associates, LLC, a registered investment adviser, has sole power to vote or direct the voting and sole power to dispose or direct the disposition of 692,700 shares.

(13) Based on a Schedule 13G filing dated February 6, 2003. All shares of Common Stock are owned by various investment advisory clients of Investment Counselors of Maryland, Inc., which is deemed to be a beneficial owner of those shares due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares. Investment Counselors of Maryland, Inc. has sole power to vote 488,300 shares, shared power to vote 154,000 shares and sole power to dispose of 642,300 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes of ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company believes that during fiscal 2002 all filing requirements applicable to its directors and executive officers were met.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Rex Radio and Television, Inc. leases 10,000 square feet for a store in a strip shopping center in Beavercreek, Ohio, from Stuart Rose/Beavercreek, Inc. under a lease dated December 12, 1994. The shareholders of Stuart
Rose/Beavercreek, Inc. are Stuart Rose and Lawrence Tomchin. Base rent is $82,500 per year.

    During fiscal 2002, the Company paid the law firm of Chernesky, Heyman & Kress P.L.L., of which Edward Kress is a partner, a total of $495,383 for legal services.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Deloitte & Touche LLP served as the Company's independent public accountants for the fiscal year ended January 31, 2003, and has served in that capacity since 2002. It is anticipated that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions from shareholders and to make a statement if they desire to do so.

    The Board of Directors of the Company annually appoints the independent public accountants for the Company after receiving the recommendations of its Audit Committee. No recommendation of the Audit Committee has been made concerning the appointment of independent public accountants for the fiscal year ending January 31, 2004.

AUDIT FEES

    Deloitte & Touche LLP billed the Company $131,200 for professional services rendered for the audit of the Company's financial statements and reviews of financial statements included in the Company's Form 10-Qs for fiscal 2002.

ALL OTHER FEES

    Deloitte & Touche LLP billed the Company $48,750 for all other services rendered in fiscal 2002. This amount includes audit related fees of $8,700 for audit of the financial statements of the Company's employee benefit plan and $40,050 for tax return preparation and tax related services. None of these fees were for financial information systems design and implementation.

    The Audit Committee considered whether the provision of the other non-audit services described above is compatible with maintaining Deloitte & Touche's independence.

CHANGE OF INDEPENDENT PUBLIC ACCOUNTANTS IN 2002

    On June 13, 2002, the Company's Board of Directors voted to approve the engagement of Deloitte & Touche LLP as the Company's independent auditor for the year ending January 31, 2003, subject to customary client acceptance procedures, and to dismiss the firm of Arthur Andersen LLP. The decision to change accountants was recommended and approved by the Audit Committee of the Board of Directors.

    The reports of Arthur Andersen LLP on the Company's financial statements for the years ended January 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

    In connection with the audits of the Company's financial statements for the years ended January 31, 2002 and 2001, and through June 13, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference thereto in its report on the Company's financial statements for such years.

    No event of the type described in Item 304(a)(1)(v) of Regulation S-K occurred during the period described above.

    Prior to the Board's determination to engage Deloitte & Touche LLP as the Company's independent auditors for the year ending January 31, 2003, Deloitte & Touche LLP was not consulted on accounting treatment and disclose requirements.

                                 OTHER BUSINESS

SOLICITATION OF PROXIES

    The Company will bear the entire expense of this proxy solicitation. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy solicitation materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may solicit proxies by mail, in person or by telephone.

OTHER MATTERS

    The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned above. However, if other matters should properly come before the Annual Meeting or any adjournments thereof, the proxy holders will vote the proxies thereon in their discretion.

SHAREHOLDER PROPOSALS

    Proposals by shareholders intended to be presented at the Company's 2004 Annual Meeting of Shareholders must, in accordance with applicable regulations of the Securities and Exchange Commission, be received by the Secretary of the Company at 2875 Needmore Road, Dayton, Ohio 45414 on or before January 2, 2004 in order to be considered for inclusion in the Company's proxy materials for that meeting. Shareholder proposals intended to be submitted at the 2004 Annual Meeting outside the processes of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by the Company at its corporate offices on or before March 17, 2004. If the Company does not receive timely notice of such proposal, the proxy holders will vote on the proposal, if presented at the meeting, in their discretion.

                                          By Order of the Board of Directors

                                          Edward M. Kress

                                          EDWARD M. KRESS
                                          Secretary
May 1, 2003
Dayton, Ohio

                                                                      Appendix 1


PROXY


                             REX STORES CORPORATION
                    Proxy for Annual Meeting of Shareholders
                                  May 29, 2003

         The undersigned hereby appoints Stuart Rose and Lawrence Tomchin and each of them proxies for the undersigned, with full power of substitution, to vote all the shares of Common Stock of REX STORES CORPORATION, a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 29, 2003, at 2:00 p.m. and any adjournments thereof.

                (Continued, and to be signed, on the other side)


                                                                           14475

                       ANNUAL MEETING OF SHAREHOLDERS OF

                             REX STORES CORPORATION

                                  May 29, 2003

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.


                Please detach and mail in the envelope provided.



   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
                YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]


1. ELECTION OF DIRECTORS

                                   NOMINEES
[ ] FOR ALL NOMINEES               O Stuart Rose
                                   O Lawrence Tomchin
[ ] WITHHOLD AUTHORITY             O Robert Davidoff
    FOR ALL NOMINEES               O Edward Kress
                                   O Lee Fisher
[ ] FOR ALL EXCEPT                 O Charles Elcan
    (See instructions below)


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:


2. IN THEIR DISCRETION the proxies are authorized to vote upon such other business as may properly come before the Meeting.

This proxy is solicited on behalf of the Board of Directors and will be voted as directed herein. If no direction is given, this proxy shall be voted FOR Proposal 1.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

               ----------------------------------------------

               ----------------------------------------------

Signature of Shareholder                                     Date:
                         -----------------------------------      --------------

Signature of Shareholder                                     Date:
                         -----------------------------------      --------------
Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.